EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of the 5th day of September, 2000, by and between TECHSYS, INC., a New Jersey corporation with its principal place of business at 44 Aspen Drive, Livingston, New Jersey 07039, (the "Company") and H. William Gordon, an individual residing at 7012 Trenton Ridge, Raleigh, North Carolina 27613 ("Gordon").

         WHEREAS, the Company believes that given Gordon's experience and knowledge of the information technology industry and his business and management skills, it would be to the benefit of the Company for Gordon to serve as Chief Executive Officer of the Company; and

         WHEREAS, Gordon is willing to serve the Company in such capacity and enter into the obligations hereunder set forth,

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. RETENTION OF GORDON. Effective as of September 5, 2000 and for the duration of the Employment Term, the Company hereby retains Gordon, and Gordon hereby agrees to serve the Company, as its Chief Executive Officer, upon and subject to the terms and conditions hereinafter set forth.

         2. EMPLOYMENT TERM. The term of Gordon's employment pursuant to this Agreement shall be from September 5, 2000 to and including September 4, 2002 unless sooner terminated as provided in this Agreement (the "Initial Employment Term"). Thereafter, the term shall automatically continue for additional two-year terms (the "Additional Terms"; the Initial Employment Term and any Additional Terms are hereinafter referred to as the "Employment Term") unless either party notifies the other in writing at least six months prior to the expiration of the then existing term of its intention not to extend the term, unless sooner terminated as provided herein.

         3. DUTIES. During the Employment Term, Gordon shall faithfully perform the duties of Chief Executive Officer to the best of his ability and shall devote substantially all of his working time and efforts to the affairs of the Company; provided, however, that he may also (a) serve on such boards of a reasonable number of other business entities, trade associations and/or charitable organizations as the Board of Directors of the Company (the "Board") may reasonably approve, (b) engage in charitable activities and community affairs and (c) manage his personal investments and affairs, provided that such activities do not interfere with the proper performance of his duties and responsibilities under this Agreement. Gordon shall report solely to the Board of Directors of the Company; shall have the authority and responsibilities customarily associated with the position of Chief Executive Officer of a publicly-held corporation, which may include substantial national and international travel; and shall perform such duties relating to the management and operations of the Company as may from time to time be assigned to him by the Board.

         4. COMPENSATION. As compensation for the services to be rendered by Gordon, the Company shall pay to Gordon:

                  (a) During the Employment Term, a salary at a rate of no less than $325,000 per year, payable in accordance with the customary payroll practices applicable to senior executives of the Company, but not less often than monthly. The Board shall at least annually review with Gordon the salary in effect at the time of such review and the performance of Gordon and the Company through such time, and may, as the board shall determine, increase such salary.

                  (b) As an inducement to Gordon's acceptance of the terms of this Agreement, the Company shall award to Gordon a signing bonus in the amount of $75,000 payable by the Company no later than October 20, 2000, subject to return to the Company as set forth in Section 5(l).

                  (c) Until such time as Gordon relocates his family from North Carolina to the New Jersey/New York area, and sells his residence in North Carolina, the Company agrees to reimburse Gordon for his reasonable expenses for duplicate housing and/or relocation of his family up to a maximum reimbursement of $75,000 per annum upon presentation of appropriate expense vouchers. The Board shall review and re-evaluate the amount of the maximum relocation reimbursement after six months following the commencement of the Initial Employment Term.

                  (d) Upon execution of this Agreement, as an inducement to Gordon's acceptance of the terms of this Agreement, the Company shall award to Gordon an incentive stock option (the "Incentive Stock Option") pursuant to the Company's 2000 Incentive Compensation Plan, to purchase a maximum of 300,000 shares of the Company's Common Stock (adjusted as hereinafter set forth) at a price per share equal to the closing price of the Company's Common Stock as reported by the NASDAQ SmallCap Market ("NASDAQ") on the first day of the Employment Term. The Incentive Stock Option shall vest as follows: 10% after six months after the date of the award, and an additional 10% every 60 days thereafter, and each portion of the Incentive Stock Option so vesting shall be exerciseable 5 years after such vesting. Upon termination of Gordon by the Company without cause, the unvested portion of the Incentive Stock Option shall thereupon vest. As set forth below, the Company has represented to Gordon the number of shares of Common Stock of the Company outstanding and issuable as the first day of the Employment Term. In the event there is any change in the Common Stock of the Company, through Merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or sale or issuance of the Company's Common Stock, the number of shares of Common Stock issuable pursuant to the Incentive Stock Option shall be appropriately adjusted to preserve the ratio, as of the first day of the Employment Term, that the number of shares included in the Incentive Stock Option bears to the total number of shares of the Company's Common Stock issued and outstanding, issuable pursuant to any outstanding warrant, right, or option, or issuable under any employee benefit plan of the Company existing as of the first day of the Employment Term. In connection with the determination of the maximum number of shares for which the Incentive Stock Option may be exercised, the Company represents to Gordon that the number of shares of common stock of the Company outstanding on the date hereof and the number of shares issuable upon exercise of rights, options and warrants is as set forth in the Proxy Statement used in connection with the Company's 2000 annual meeting of shareholders, as increased by shares issued in the transaction described in the current report on Form 8-K dated August 31, 2000, by shares issued to Ryan, Beck, and by shares issued and to be issued pursuant to stock option plans of the Company.

                  (e) During the Employment Term, Gordon shall be entitled to four weeks paid vacation each calendar year in accordance with the Company's standard vacation policy. Up to four weeks of vacation time not previously used may be carried into any vacation year during the Employment Term. Gordon shall be entitled to all regular Company holidays and personal days.

                  (f) During the Employment Term, Gordon shall be entitled to participate in any medical, dental, hospitalization, disability, life insurance, vision, prescription, accidental death and dismemberment, travel accident, and other employee welfare benefit plan, program or arrangement that is made available generally to senior executives of the Company on terms and conditions that are commensurate with such other senior executives. During the Employment Term, no such benefit, coverage, term or condition shall be changed in a manner that is materially adverse to Gordon without his consent unless such change is part of an across-the- board change applying generally to senior executives of the Company.

                  (g) During the Employment Term, Gordon shall be entitled to such other pension, profit sharing, savings, employee stock purchase, 401(k) or retirement plan, program or arrangement, whether funded or unfunded and whether qualified or unqualified as are made available generally to senior executives of the Company.

                  (h) During the Employment Term, Gordon is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all such expenses, subject to policies of the Company (which, as to certain expenses may require approval in advance of the expenditure) relating to expenses and the documentation of expenses.

         5.       TERMINATION OF EMPLOYMENT

                  (a)      The Employment Term

                           (1) shall terminate at the expiration of the term as set forth in Section 2 of this Agreement;

                           (2) shall terminate in the event of Gordon's death or "permanent disability" (as hereinafter defined);

                           (3) may be  terminated by the Company for "cause" (as
                           hereinafter   defined)   or   "without   cause"   (as
                           hereinafter defined); or

                           (4) may be terminated by Gordon "voluntarily" (as hereinafter defined).

On any termination by the Company "without cause" or any termination by Gordon "voluntarily," such party will give the other at least six (6) months prior notice of such termination.

                  (b)   Gordon's   obligation   to  perform   and   observe  the
obligations, terms and conditions of Sections 7 and 8 of this Agreement shall survive any termination of the Employment Term.

                  (c) Upon any termination of the Employment Term, unless otherwise provided herein, Gordon shall be entitled to (i) salary through the date of termination; (ii) any annual bonus or other incentive compensation award earned but not yet paid; (iii) any amounts earned or accrued, but not yet paid, under Sections 4(f) through 4(h); (iv) a lump sum payment in respect of permitted accrued but unused vacation days at the rate provided by policies of the Company as of the date of termination; (v) prompt payout when due of all amounts due and payable under the terms of this Agreement as a result of his termination; and (vi) other or additional benefits, if any, in accordance with the terms and conditions of applicable plans, programs and arrangements of the Company.

                  (d) Upon termination of the Employment Term by reason of the death or "permanent disability" of Gordon, Gordon shall be entitled to all rights and benefits provided under Section 5(c).

                  (e) Upon termination of the Employment Term at any time during the Employment Term by the Company "without cause" Gordon shall be entitled to
(i) all rights and benefits provided under Section 5(c); (ii) the right to exercise the Incentive Stock Option in full (as such termination would automatically accelerate the vesting of the unvested portion of the Incentive Stock Option) commencing on the date of termination through the earlier of (A) the fifth anniversary of such date, or (B) the fifth anniversary of the date of grant, although, pursuant to the terms of the Company's 2000 Incentive Compensation Plan and applicable regulations, the Incentive Stock Option may lose favorable tax treatment during such time; (iii) the continued right to exercise any outstanding stock option other than the Incentive Stock Option, to the extent that such option had vested and was exercisable on the date of termination, until the end of the 180th day following such date of termination although any such options may lose favorable tax treatment, if any, during that time; and (iv) payment (to be paid over the period referred to in this clause) of an amount equal to the sum of (A) the lesser of (I) salary for a period of 18 months (at the then current rate of salary) and (II) the salary (at the then current rate of salary) for the period then remaining under the Employment Term, plus (B) bonus and incentive compensation, if any, that would be due to him in connection with the then current fiscal year of the Company, through the date of termination. This Section 5(e) shall be the maximum liability and obligation of the Company (including the officers and directors of the Company) in the event of any such termination of Gordon "without cause" at any time.

                  (f) As used herein, "permanent disability" shall mean a disability which renders Gordon mentally or physically unable to perform his usual and regular duties and responsibilities for a continuous period of 120 days or for a non-continuous period of 180 days in any 365 day period, as determined by a medical doctor selected by the Company, subject to the approval of such medical doctor by Gordon, which approval shall not be unreasonably withheld..

                  (g) As used herein, "cause" shall mean (i) the continuing willful failure by Gordon to devote substantially all his business time and effort to performing his duties hereunder; (ii) the engaging by Gordon in willful gross misconduct or willful gross neglect in carrying out his duties under this Agreement; (iii) Gordon engages in any activity that constitutes a felony or misdemeanor involving moral turpitude; (iv) Gordon engages in any activity that constitutes embezzlement, theft, fraud or similar criminal conduct; or (v) Gordon fails to meet the Minimum Performance Standards set forth in Section 5(h) of this Agreement.

                  (h) The Minimum Performance Standards referred to in Section 5(g) are attached hereto as Schedule A.

                  (i) As used herein, "without cause" is any termination by the Company that is not with "cause."

                  (j) As used herein, "voluntary" termination (including termination "voluntarily") by Gordon shall mean any termination by him that is not by death or by reason of "disability"; a "voluntary" termination by Gordon, with the notice to the Company as set forth in the last sentence of Section 5(a), shall not be deemed a breach of this Agreement.

                  (k) Notwithstanding anything to the contrary elsewhere in this Agreement, in no event may any stock option be exercised after the expiration of its maximum stated term. Upon termination of Gordon by the Company for cause or by Gordon voluntarily, all options, including the Incentive Stock Option, shall expire and be no longer exercisable effective on such termination except that options vested and exercisable on such date of termination, shall thereafter be exerciseable for the lesser of 30 days or the period of such exerciseability.

                  (l) In the event of any termination of his employment with the Company, Gordon shall be under no obligation to seek other employment and there shall be no offset against amounts due him under this Agreement on account of any remuneration or other benefit attributable to any subsequent employment that he may obtain except as specifically provided herein. In the event Gordon voluntarily terminates his employment on or before September 4, 2002, he shall, on or before the effective date of such termination, return to the Company all amounts paid by the Company to him pursuant to Sections 4(b) of this Agreement and if not paid in full by such date, the balance shall thereafter, until repaid to the Company, bear interest at the rate of 8% per annum.

                  (m) Gordon and the Company  agree that  amounts due under this
Section 5 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                  (n) At no time during the Employment Term or thereafter shall either party make any public statement that intentionally disparages or defames the goodwill or reputation of the other party; provided that it shall not be a violation of this Section 5(n) for either party to make truthful statements when required to do so by law or by a court, governmental agency, administrative body, or legislative body with apparent jurisdiction to require such statements.

         6. WITHHOLDING. The Company shall withhold or deduct all amounts required by law to be withheld or deducted from any payments made pursuant to this Agreement, including any and all amounts required to be withheld or deducted by any applicable Federal, state, or foreign country's income tax act, and any applicable city, county, or municipality's earnings or income tax act.

         7. CONFIDENTIAL INFORMATION AND DUTY OF NONDISCLOSURE. Gordon acknowledges and agrees that his employment with the Company pursuant to this Agreement necessarily involves his access to secrets and confidential information pertaining to the business of the Company and its subsidiaries. Accordingly, Gordon agrees that at all times during his Employment Term and thereafter, he will not, directly or indirectly, without the express written authority of the Company, except as reasonably appropriate in connection with the performance of his services under this Agreement or unless directed by applicable legal authority having jurisdiction over Gordon, knowingly disclose or use for the benefit of any person, firm, corporation, or other business entity or himself, any trade secrets, confidential information concerning the Company or any subsidiary of the Company, including, without limitation, any information concerning the past, present, or prospective clients, creditors, customers, operations, systems, software or methods (collectively, the "Confidential Information"). Notwithstanding the foregoing, the term Confidential Information shall not include any information which is in, or becomes in, the public domain without breach by Gordon of this Section 7.

         Further, Gordon agrees that he will return to the Company upon termination of the Employment Term all Confidential Information then in Gordon's possession, except such as relates to him personally.

         8.       COVENANT NOT TO ENGAGE IN CERTAIN BUSINESS ACTIVITY

                  (a) During the Employment Term and for one year thereafter, regardless of the reason for such termination, Gordon shall not, directly or indirectly, acting as employee, investor, officer, partner, principal or otherwise, of any corporation or other entity, engage, within the United States of America, in any activity involving products or services which are the same as or similar to, products and services of the Company or any of its subsidiaries, as such products and services exist as of the date hereof and during the Employment Term.

                  (b) The parties hereto agree that in the event that either the length of time or the geographical areas set forth in Section 8(a) above is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

                  (c) Gordon agrees and acknowledges that the Company and any of its subsidiaries do not have adequate remedy at law for the breach or threatened breach by Gordon of the covenants under this Section 8 and agrees that the Company or any subsidiary of the Company shall be entitled to apply for injunctive relief to restrain Gordon from such breach or threatened breach in addition to any other remedies which might be available to the Company or any subsidiary of the Company at law or equity.

For purposes of this Agreement, the term "subsidiary" includes any limited liability company or other business directly affiliated with the Company, or in which the Company has any financial interest or with which the Company has a strategic relationship.

         9.       INDEMNIFICATION

                  (a) The Company agrees that (i) if the Executive is made a party, or is threatened to be made a party, to any "proceeding" by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or is or was serving at the request of the Company as a director, office, member, employee, agent, manager, consultant or representative of another "person", or (ii) if any "claim" is made, or is threatened to be made, that arises out of or relates to Gordon's service in any of the foregoing capacities, then Gordon shall be indemnified by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation, bylaws, resolutions of the Board or, if greater, by the laws of the State of New Jersey against any and all costs, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, interest, expenses of investigation, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by Gordon in connection therewith, and such indemnification shall continue as to Gordon even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company or other "person", and shall inure to the benefit of Gordon's successors and assigns.

                  (b) Gordon shall indemnify the Company and its shareholders, officers, directors, employees, agents, representatives, and permitted successors and assigns (the "Company Indemnitees") in respect of, and defend, save, and hold each Company Indemnitee harmless against and pay on behalf of or reimburse each Company Indemnitee as and when incurred, any loss, cost, expense, claim, or damage, which any Company Indemnitee suffers, sustains or becomes subject to as a result of, in connection with, relating or incidental to, Gordon's termination of employment with any prior employer or providing service to the Company which conflict with any agreement with any prior employer.

                  (d) The Company shall at all times during the Employment Term and for six years thereafter keep in place a directors' and officers' liability insurance policy (or policies) covering Gordon to the extent that the Company provides such coverage for other senior executives.

                  (e) As used in this Agreement "person" shall mean any individual, corporation, partnership, joint venture, trust, estate, board, committee, agency, body, or other person or entity; "proceeding" shall mean any threatened or actual action, suit, or other proceeding, whether civil, criminal, administrative, investigative, appellate, or other; and "claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

         10.      REPRESENTATIONS

                  (a) The Company represents and warrants that (i) it is fully authorized by action of the Board (and of any other "person" whose action is required) to enter into this Agreement and to perform its obligations under it;
(ii) the grant of the Incentive Stock Option has been approved in accordance with Rules 16b-3(d)(i) and 16b-3(e) promulgated under the Securities Exchange Act of 1934, as amended; (iii) the execution, delivery and performance of this Agreement by the Company does not violate any law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; and (iv) upon the execution and delivery of this Agreement by Gordon and the Company, this Agreement shall be a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  (b) Gordon represents and warrants that (i) delivery and performance of this Agreement by him does not violate any law, regulation, order, judgment or decree or any agreement to which he is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by Gordon and the Company, this Agreement shall be a valid and binding obligation of Gordon, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         11. NO EMPLOYMENT GUARANTEE. This Agreement shall not be deemed to entitle Gordon to continued employment with the Company, and the rights of the Company to terminate the employment of Gordon shall continue as fully as if this Agreement were not in effect, subject to the provisions in Section 5 above.

         12. NOTICES. Any notice, consent, demand, request, or other communication given by Gordon or the Company in connection with this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the party specified or (b) three days after mailing by certified or registered mail, return receipt requested, or (c) provided that a written acknowledgment of receipt is obtained, upon delivery by a nationally recognized overnight courier, to the address set forth below for the party specified (or to such other address for such party as shall be specified by ten days advance notice given pursuant to this Section 12).

                  If to the Company:        TechSys, Inc.
                                            44 Aspen Drive
                                            Livingston, New Jersey 07039
                                            Attention: Board of Directors


                  If to Gordon:             H. William Gordon
                                            7012 Trenton Ridge
                                            Raleigh, North Carolina 27613

         13. ASSIGNMENT/BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Gordon, the Company, and their respective successors and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee expressly assumes all the liabilities, obligations and duties of the Company, as contained in this Agreement. In connection with any transfer or assignment of its rights, duties, or obligations under this Agreement, the Company shall take whatever action it legally can to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights, obligations or duties of Gordon under this Agreement may be assigned or transferred, other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as otherwise expressly provided.

         14. DISPUTE RESOLUTION. Any dispute or controversy between Gordon and the Company that arises out of or relates to this Agreement (or any amendment thereof) shall be resolved in the state or Federal courts located in New Jersey, and Gordon and the Company each agree that they shall be subject to the jurisdiction of such courts and shall not attempt to resolve any such disputes or controversies in courts located in any other jurisdiction.

         15. INTEGRATION. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all other agreements, contracts, understandings and other arrangements, written or oral, between the parties with respect to the subject matter hereof, all of which are hereby terminated and shall be of no further force or effect, including without limitation, any employment contracts, agreements, or understandings in effect as of the date hereof.

         16. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Gordon and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time. No representations, oral or otherwise, express or implied, with respect the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement. Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of Gordon and the Company hereunder shall survive any termination of the Executive's employment or the Employment Term. This Agreement itself (as distinguished from Gordon's employment with the Company or the Employment Term) may not be terminated by either party without the written consent of the other party. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to conflict of law principles. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original all of which shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

                                  TECHSYS, Inc.


                                     STEVEN L. TRENK
                                  By:___________________________________________
                                     Steven L. Trenk
                                     President



                                     H. WILLIAM GORDON
                                     ___________________________________________
                                     H. WILLIAM GORDON